PROSPECTUS SUPPLEMENT dated July 15, 2008	Rule 424(b)(3)
(to Prospectus dated July 1, 2004)	File No. 333-116822

Debt Securities

Preferred Stock

Depositary Shares

Warrants

This Prospectus Supplement supplements our Prospectus dated July 1, 2004, relating to our debt securities,

preferred stock, depositary shares and warrants (the “Prospectus”)

ADDITIONAL COMPANY SENIOR SECURITIES

The following is added to the section of the Prospectus entitled “Company Debt Securities - Company Senior Securities” following the summary terms of the “3.50% Notes Due 2009” to reflect the issuance of the Company Senior Securities described below following the date of the Prospectus:

Floating Rate Notes due 2009
Initial principal amount of series (subject to increase):	$1,000,000,000
Maturity date:	October 2, 2009
Interest payment dates:	January 2, April 2, July 2 and October 2
Record dates:	December 15, March 15, June 15 and September 15
Issuance date:	September 29, 2004
Interest rate:	LIBOR Telerate reset quarterly + 0.19%

3.80% Notes due 2009
Initial principal amount of series (subject to increase):	$500,000,000
Maturity date:	October 2, 2009
Interest payment dates:	April 2 and October 2
Record dates:	March 15 and September 15
Issuance date:	September 29, 2004

4.50% Notes due 2012
Initial principal amount of series (subject to increase):	$850,000,000
Maturity date:	January 15, 2012
Interest payment dates:	January 15 and July 15
Record dates:	January 1 and July 1
Issuance date:	December 14, 2004

4.75% Notes due 2015
Initial principal amount of series (subject to increase):	$1,250,000,000
Maturity date:	March 1, 2015
Interest payment dates:	March 1 and September 1
Record dates:	February 15 and August 15
Issuance date:	February 25, 2005

Floating Rate Notes due 2011
Initial principal amount of series (subject to increase):	$1,350,000,000
Maturity date:	January 17, 2011
Interest payment dates:	January 17, April 17, July 17 and October 17
Record dates:	January 2, April 2, July 2 and October 2
Issuance date:	September 22, 2005
Interest rate:	LIBOR Telerate reset monthly + 0.17% for period ending
October 17, 2005 and LIBOR Telerate reset quarterly +
0.17% thereafter

4.60% Notes due 2011
Initial principal amount of series (subject to increase):	$500,000,000
Maturity date:	January 17, 2011
Interest payment dates:	January 17 and July 17
Record dates:	January 2 and July 2
Issuance date:	September 22, 2005

5.60% Notes due 2011
Initial principal amount of series:	$1,250,000,000
Additional principal amount issued February 7, 2007	$ 650,000,000
Aggregate principal amount of series (subject to increase):	$1,900,000,000
Maturity date:	June 1, 2011
Interest payment dates:	June 1 and December 1
Record dates:	May 15 and November 15
Initial Issuance date:	May 16, 2006

Floating Rate Notes due 2011
Initial principal amount of series (subject to increase):	$500,000,000
Maturity date:	May 16, 2011
Interest payment dates:	February 16, May 16, August 16 and November 16
Record dates:	February 1, May 1, August 1 and November 1
Issuance date:	May 16, 2006
Interest rate:	LIBOR Telerate reset quarterly + 0.11%

5.375% Notes due 2012
Initial principal amount of series:	$1,250,000,000
Additional principal amount issued October 29, 2007:	$ 750,000,000
Additional principal amount issued December 20, 2007:	$ 500,000,000
Aggregate principal amount of series (subject to increase):	$2,500,000,000
Maturity date:	October 1, 2012
Interest payment dates:	April 1 and October 1
Record dates:	March 15 and September 15
Initial Issuance date:	October 1, 2007

6.000% Notes due 2018
Initial principal amount of series (subject to increase):	$3,000,000,000
Additional principal amount issued February 4, 2008:	$2,000,000,000
Aggregate principal amount of series (subject to increase):	$5,000,000,000
Maturity date:	January 15, 2018
Interest payment dates:	January 15 and July 15
Record dates:	January 1 and July 1
Initial Issuance date:	December 20, 2007

4.750% Notes due 2013
Initial principal amount of series (subject to increase):	$2,500,000,000
Maturity date:	May 1, 2013
Interest payment dates:	May 1 and November 1
Record dates:	April 15 and October 15
Initial Issuance date:	April 28, 2008

6.400% Notes due 2038
Initial principal amount of series (subject to increase):	$2,500,000,000
Maturity date:	May 15, 2038
Interest payment dates:	May 15 and November 15
Record dates:	May 1 and November 1
Initial Issuance date:	May 22, 2008

The following is added to the section of the Prospectus entitled “Company Debt Securities - Company Senior Securities” following the summary terms of the Company’s outstanding Senior Medium-Term Notes, Series C to reflect the issuance, following the date of the Prospectus, of the Company Senior Securities described below:

Additional Senior Medium-Term Notes, Series C

We have issued $29,347,041,000 aggregate principal amount of our Senior Medium-Term Notes, Series C (the “Series C Notes”) since the date of the Prospectus. In the table below we specify the following terms of those Series C Notes:

•	Issuance date;

•	Principal amount;

•	Maturity date; and

•	Interest rate and redemption terms, if any.

The interest rate bases or formulas applicable to Series C Notes that bear interest at floating rates are indicated in the table below. The Series C Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Series C Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
January 25, 2005	$2,750,000,000	January 25, 2008	LIBOR Telerate reset quarterly + 0.07%

March 24, 2005	$2,000,000,000	April 1, 2008	LIBOR Telerate reset quarterly + 0.06%

May 9, 2005	$50,000,000	May 9, 2008	LIBOR Telerate reset quarterly + 0.03%

December 22, 2005	$500,000,000	December 22, 2008	LIBOR Telerate reset quarterly + 0.05%

April 3, 2006	$1,500,000,000	April 3, 2009	LIBOR Telerate reset quarterly + 0.04%

June 8, 2006	$3,000,000,000	July 2, 2007; the initial maturity of any note may be extended at a holder’s option to the 2nd day of the calendar month which is one month after the initial maturity date or any later date to which the maturity date of those notes has previously been extended, but in no event past the final maturity date of June 2, 2011.	LIBOR Telerate reset monthly plus an applicable spread respective to the indicated interest period as follows: from 6/8/06 to, but excluding, 7/2/07, minus .03%; from 7/2/07 to, but excluding, 7/2/08, minus .01%; from 7/2/08 to, but excluding, 7/2/09, plus .00%; from 7/2/09 to, but excluding, 7/2/10, plus .01%; from 7/2/10, to but excluding, 6/2/11, plus .02%.

June 8, 2006	$2,000,000,000	June 6, 2008; the initial maturity of any note may be extended at a holder’s option to the 6th day of the calendar month which is three months after the initial maturity date or any later date to which the maturity date of those notes have previously been extended, but in no event past the final maturity date of June 6, 2011.	LIBOR Telerate reset quarterly plus an applicable spread respective to the indicated interest period as follows: from 6/8/06 to, but excluding, 6/6/07, plus .02%; from 6/6/07 to, but excluding, 6/6/08, plus .03%; from 6/6/08 to, but excluding, 6/6/09, plus .03%; from 6/6/09 to, but excluding, 6/6/10, plus .04%; from 6/6/10, to but excluding, 6/6/11, plus .04%.

June 27, 2006	$1,000,000,000	June 26, 2009	LIBOR Telerate reset monthly + 0.05%

June 27, 2006	$1,500,000,000	June 26, 2009	LIBOR Telerate reset quarterly + 0.05%

June 27, 2006	$250,000,000	June 25, 2010	LIBOR Telerate reset quarterly + 0.08%

September 6, 2006	$130,000,000	March 6, 2008	LIBOR Telerate reset quarterly -0.05%

September 6, 2006	$50,000,000	September 5, 2008	LIBOR Telerate reset quarterly -0.05%

September 6, 2006	$50,000,000	March 6, 2009	LIBOR Telerate reset quarterly -0.05%

September 6, 2006	$50,000,000	September 4, 2009	LIBOR Telerate reset quarterly -0.05%

November 1, 2006	$300,000,000	November 1, 2012	LIBOR Telerate reset quarterly +0.15%

November 16, 2006	$39,000,000	November 27, 2046. Holders can put back some or all of the notes on the following Interest Payment Dates at the following percentages of principal amount: 11/27/16, 2/27/17, 5/27/17, 8/27/17: 99.0%; 11/27/17, 2/27/18, 5/27/18, 8/27/18: 99.25%; 11/27/18, 2/27/19, 5/27/19, 8/27/19: 99.50%; 11/27/19, 2/27/20, 5/27/20, 8/27/20: 99.75%; thereafter at Par.

LIBOR Telerate reset quarterly + 0.02%. Redeemable on the following dates at the following percentages of principal amount:

11/27/36: 105.00%;

11/27/37: 104.50%;

11/27/38: 104.00%;

11/27/39: 103.50%;

11/27/40: 103.00%;

11/27/41: 102.50%;

11/27/42: 102.00%;

11/27/43: 101.50%;

11/27/44: 101.00%;

11/27/45: 100.50%;

11/27/46: 100.00%.

December 7, 2006	$150,000,000	June 25, 2010	LIBOR Telerate reset quarterly + 0.08%

December 21, 2006	$800,000,000	December 21, 2011	LIBOR Telerate reset quarterly +0.125%

December 22, 2006	$23,041,000	November 27, 2046. Holders can put back some or all of the notes on the following Interest Payment Dates at the following percentages of principal amount: 11/27/16, 2/27/17, 5/27/17, 8/27/17: 99.0%; 11/27/17, 2/27/18, 5/27/18, 8/27/18: 99.25%; 11/27/18, 2/27/19, 5/27/19, 8/27/19: 99.50%; 11/27/19, 2/27/20, 5/27/20, 8/27/20: 99.75%; thereafter at Par.

LIBOR Telerate reset quarterly + 0.02% plus accrued interest from November 16, 2006. Redeemable on the following dates at the following percentages of principal amount:

11/27/36: 105.00%;

11/27/37: 104.50%;

11/27/38: 104.00%;

11/27/39: 103.50%;

11/27/40: 103.00%;

11/27/41: 102.50%;

11/27/42: 102.00%;

11/27/43: 101.50%;

11/27/44: 101.00%;

11/27/45: 100.50%;

11/27/46: 100.00%.

January 30, 2007	$500,000,000	January 15, 2014	5.375%

February 22, 2007	$1,000,000,000	February 22, 2012	LIBOR Telerate reset quarterly +0.09%

March 21, 2007	$1,000,000,000	April 11, 2008; the initial maturity of any note may be extended at a holder’s option to the 11th day of the calendar month which is one month after the initial maturity date or any later date to which the	LIBOR Telerate reset monthly plus an applicable spread respective to the indicated interest period as follows: from 3/21/07 to, but excluding, 4/11/08, minus .02%;

		maturity date of those notes have previously been extended, but in no event past the final maturity date of April 11, 2012.	from 4/11/08 to, but excluding, 4/11/09, plus .00%; from 4/11/09 to, but excluding, 4/11/10, plus .01%; from 4/11/10 to, but excluding, 4/11/11, plus .02%; from 4/11/11, to but excluding, 4/11/12, plus .02%. Redeemable at 100% of principal amount on: 7/11/2007, 10/11/2007, 1/11/2008, 4/11/2008, 7/11/2008, 10/11/2008, 1/11/2009, 4/11/2009, 7/11/2009, 10/11/2009, 1/11/2010, 4/11/2010, 7/11/2010, 10/11/2010, 1/11/2011, 4/11/2011, 7/11/2011, 10/11/2011 and 1/11/2012.

May 8, 2007	$2,280,000,000	May 7, 2010	LIBOR Telerate reset quarterly +0.04%

May 8, 2007	$2,000,000,000	May 7, 2010	LIBOR Telerate reset monthly +0.05%

June 22, 2007	$2,875,000,000	June 22, 2010	5.50%, from June 22, 2007 to, but excluding June 20, 2008; from June 20, 2008, Reuters LIBOR01 reset quarterly +0.03%

June 25, 2007	$300,000,000	June 25, 2012	Reuters LIBOR01 reset quarterly +0.125%

September 20, 2007	$2,000,000,000	September 20, 2012	Reuters LIBOR01 reset quarterly +0.55%

September 21, 2007	$150,000,000	September 21, 2012	Reuters LIBOR01 reset quarterly +0.50%

September 24, 2007	$1,000,000,000	September 24, 2010	Reuters LIBOR01 reset quarterly + 0.32%
November 1, 2007	$100,000,000	November 1, 2010	Reuters LIBOR01 reset quarterly + 0.32%

Additional Senior Medium-Term Notes, Series F

We have issued $6,195,049,000 aggregate principal amount of our Senior Medium-Term Notes, Series F (the “Series F Notes”) since the date of the Prospectus. In the table below we specify the following terms of those Series F Notes:

•	Issuance date;

•	Principal amount;

•	Maturity date; and

•	Interest rate and redemption terms, if any.

The interest rate bases or formulas applicable to Series F Notes that bear interest at floating rates are indicated in the table below. The Series F Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Series F Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
November 19, 2007	$1,500,000,000	November 19, 2009	Reuters LIBOR01 reset quarterly + 0.35%

November 30, 2007	$45,049,000

November 15, 2047 Holders can put back some or all of the notes on the following Interest Payment Dates at the following percentages of principal amount:

11/15/17, 2/15/18, 5/15/18, 8/15/18: 99.00%; 11/15/18 and thereafter on any interest payment date: 100%.

			LIBOR Telerate reset quarterly - 0.05%. Redeemable on the following dates at the following percentages of principal amount: Beginning November 15, 2037 and prior to November 15, 2038: 105.00%; Beginning November 15, 2038 and prior to November 15, 2039: 104.50%; Beginning November 15, 2039 and prior to November 15, 2040:104.00%; Beginning November 15, 2040 and prior to November 15, 2041: 103.50%; Beginning November 15, 2041 and prior to November 15, 2042: 103.00%; Beginning November 15, 2042 and prior to November 15, 2043: 102.50%; Beginning November 15, 2043 and prior to November 15, 2044: 102.00%; Beginning November 15, 2044 and prior to November 15, 2045: 101.50%; Beginning November 15, 2045 and prior to November 15, 2046: 101.00%; Beginning November 15, 2046 and prior to November 15, 2047: 100.50%; Maturity on November 15, 2047: 100.00%

December 3, 2007	$50,000,000	November 19, 2009	Reuters LIBOR01 reset quarterly + 0.35%

January 22, 2008	$2,350,000,000	January 22, 2010	Reuters LIBOR01 reset quarterly + 0.50%

February 7, 2008	$1,000,000,000	February 7, 2013	Reuters LIBOR01 reset quarterly + 0.85%

March 10, 2008	$1,250,000,000	March 10, 2010	Reuter LIBOR01 reset quarterly + 0.49%

ADDITIONAL COMPANY SUBORDINATED SECURITIES

The following is added to the section of the Prospectus entitled “Company Debt Securities—Company Subordinated Securities” following the summary terms of the 4.875% Subordinated Notes Due 2014 to reflect the issuance of the Company Subordinated Securities described below following the date of the prospectus:

4.891% Fixed Rate/Floating Rate Subordinated Notes due 2015

Initial principal amount of series (subject to increase):	$550,000,000
Maturity date:	September 1, 2015
Interest payment dates:	March 1 and September 1 until September 1, 2010 and on the last day of each month thereafter beginning September 30, 2010.
Record dates:	February 15 and August 15 for the Fixed Rate Period (as defined below) and the 15th day of each month for the Floating Rate Period (as defined below).
Issuance date:	August 24, 2005
Interest rate:	4.891% from August 24, 2005 to but excluding September 1, 2010 (the “Fixed Rate Period”). From and after September 1, 2010 (the “Floating Rate Period”), LIBOR Telerate reset monthly plus 1.29%.
Redemption provisions:	Redeemable September 1, 2010 and on the last day of each month thereafter beginning September 30, 2010.

5.15%Subordinated Notes due 2015
Initial principal amount of series (subject to increase):	$1,250,000,000
Maturity date:	October 1, 2015
Interest payment dates:	April 1 and October 1
Record dates:	March 15 and September 15
Issuance date:	October 4, 2005

6.125% Subordinated Notes due 2017
Initial principal amount of series (subject to increase):	$750,000,000
Maturity date:	June 27, 2017
Interest payment dates:	June 27 and December 27
Record dates:	June 12 and December 12
Issuance date:	June 27, 2007

The following is added to the section of the Prospectus entitled “Company Debt Securities— Company Subordinated Securities” following the summary terms of the Company’s outstanding JPMorgan Chase Subordinated Notes, Series B to reflect the issuance, following the date of the Prospectus, of the Company Subordinated Securities described below:

JPMorgan Chase Subordinated Notes, Series B

We have issued $ 962,026,000 aggregate principal amount of our JPMorgan Chase Subordinated Notes, Series B (the “Series B Notes”) since the date of the Prospectus. In the table below we specify the following terms of those Series B Notes:

•	Issuance date;

•	Principal amount;

•	Maturity date; and

•	Interest rate and redemption terms, if any.

The interest rate bases or formulas applicable to Series B Notes that bear interest at floating rates are indicated in the table below. The Series B Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Series B Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
February 2, 2005	$2,358,000	February 15, 2030	5.40%; redeemable beginning February 15, 2010, and on the 15th of each month thereafter.

February 3, 2005	$10,000,000	February 15, 2030	5.45%; redeemable beginning February 15, 2010, and on the 15th of each month thereafter.

February 9, 2005	$401,000	February 15, 2020	5.10%; redeemable beginning February 15, 2008, and on the 15th of each month thereafter.

February 16, 2005	$1,145,000	February 15, 2025	5.25%; redeemable beginning February 15, 2009, and on the 15th of each month thereafter.

February 24, 2005	$2,985,000	March 15, 2018	5.00%; redeemable beginning March 15, 2007, and on the 15th of each month thereafter.

February 24, 2005	$2,674,000	March 15, 2030	5.45%; redeemable beginning March 15, 2010, and on the 15th of each month thereafter.

March 2, 2005	$1,070,000	March 15, 2019	5.25%; redeemable beginning March 15, 2007, and on the 15th of each month thereafter.

March 2, 2005	$3,497,000	March 15, 2030	5.55%; redeemable beginning March 15, 2010, and on the 15th of each month thereafter.

March 9, 2005	$110,000	March 15, 2025	5.45%; redeemable beginning March 15, 2008, and on the 15th of each month thereafter.

March 9, 2005	$2,027,000	March 15, 2030	5.55%; redeemable beginning March 15, 2010, and on the 15th of each month thereafter.

March 16, 2005	$230,000	March 15, 2018	5.25%; redeemable beginning March 15, 2007, and on the 15th of each month thereafter.

March 16, 2005	$3,540,000	March 15, 2030	5.55%; redeemable beginning March 15, 2010, and on the 15th of each month thereafter.

March 23, 2005	$2,122,000	April 15, 2018	5.45%; redeemable beginning October 15, 2007, and on the 15th of each month thereafter.

March 23, 2005	$11,299,000	April 15, 2030	5.75%; redeemable beginning April 15, 2010, and on the 15th of each month thereafter.

March 30, 2005	$1,196,000	April 15, 2018	5.45%; redeemable beginning October 15, 2007, and on the 15th of each month thereafter

March 30, 2005	$1,260,000	April 15, 2030	5.75%; redeemable beginning April 15, 2010, and on the 15th of each month thereafter

April 29, 2005	$10,000,000	May 15, 2025	5.50%; redeemable beginning May 15, 2009 and on each quarterly interest payment date thereafter

May 4, 2005	$270,000	May 15, 2017	5.10%; redeemable beginning November 15, 2007, and on the 15th of each month thereafter

May 4, 2005	$60,000	May 15, 2030	5.50%; redeemable beginning May 15, 2010, and on the 15th of each month thereafter

May 11, 2005	$2,049,000	May 15, 2018	5.25%; redeemable beginning November 15, 2007, and on the 15th of each month thereafter

May 18, 2005	$3,628,000	May 15, 2018	5.30%; redeemable beginning November 15, 2007, and on the 15th of each month thereafter

May 25, 2005	$2,238,000	June 15, 2018	5.15%; redeemable beginning December 15, 2007, and on the 15th of each month thereafter

June 1, 2005	$1,151,000	June 15, 2018	5.15%; redeemable beginning December 15, 2007, and on the 15th of each month thereafter

June 8, 2005	$2,496,000	June 15, 2020	5.15%; redeemable beginning June 15, 2008, and on the 15th of each month thereafter

June 15, 2005	$3,973,000	July 15, 2020	5.10%; redeemable beginning July 15, 2008, and on the 15th of each month thereafter

August 3, 2005	$394,000	August 15, 2025	5.35%; redeemable beginning August 15, 2009, and on the 15th of each month thereafter

August 10, 2005	$1,070,000	August 15, 2017	5.30%; redeemable beginning February 15, 2008, and on each quarterly interest payment date thereafter

August 17, 2005	$830,000	August 15, 2017	5.35%, redeemable beginning February 15, 2008, and on the 15th of each month thereafter

August 31, 2005	$1,310,000	September 15, 2018	5.30%, redeemable beginning March 15, 2008, and on each semi-annual interest payment date thereafter

September 7, 2005	$1,100,000	September 15, 2018	5.25%, redeemable beginning March 15, 2008, and on each semi-annual interest payment date thereafter

September 21, 2005	$1,046,000	October 15, 2025	5.30%, redeemable beginning October 15, 2009, and on the 15th of each month thereafter.

November 2, 2005	$274,000	November 15, 2025	5.60%, redeemable beginning November 15, 2009, and on the 15th of each month thereafter

November 9, 2005	$208,000	November 15, 2030	5.90%; redeemable beginning November 15, 2010, and on each semi-annual interest payment date thereafter

November 23, 2005	$15,256,000	December 15, 2030	6.00%; redeemable beginning December 15, 2010, and on each semi-annual interest payment date thereafter

August 18, 2006	$15,000,000	August 15, 2036	6.20%, redeemable beginning August 15, 2011, and on the 15th of each month thereafter

August 25, 2006	$20,000,000	September 15, 2036	6.10%, redeemable beginning September 15, 2011, and on the 15th of each month thereafter

September 13, 2006	$20,000,000	September 15, 2036	6.10%, redeemable beginning September 15, 2011, and on any good business day thereafter

September 13, 2006	$31,000	September 15, 2019	5.80%, redeemable beginning March 15, 2009, and on any good business day thereafter

September 20, 2006	$6,385,000	September 15, 2026	6.00%, redeemable beginning September 15, 2010, and on any good business day thereafter

September 27, 2006	$25,596,000	October 15, 2036	6.10%, redeemable beginning October 15, 2011, and on any good business day thereafter

October 27, 2006	$10,000,000	November 15, 2036	6.05%, redeemable beginning November 15, 2011, and on any good business day thereafter

November 8, 2006	$10,000,000	November 15, 2036	6.00%, redeemable beginning November 15, 2011, and on any good business day thereafter

November 15, 2006	$15,000,000	November 15, 2036	6.00%, redeemable beginning November 15, 2011, and on any good business day thereafter

November 16, 2006	$10,000,000	November 15, 2036	6.00%, redeemable beginning November 15, 2011, and on any good business day thereafter

November 24, 2006	$15,000,000	December 15, 2036	6.00%, redeemable beginning December 15, 2011, and on any good business day thereafter

December 13, 2006	$635,000	December 15, 2021	5.50%, redeemable beginning December 15, 2009, and on any good business day thereafter

December 13, 2006	$6,193,000	December 15, 2036	5.75%, redeemable beginning December 15, 2011, and on any good business day thereafter

December 20, 2006	$5,000,000	December 15, 2036	5.80%, redeemable beginning December 15, 2011, and on any good business day thereafter

December 20, 2006	$1,188,000	December 15, 2021	5.60%, redeemable beginning December 15, 2009, and on any good business day thereafter

December 27, 2006	$1,500,000	January 15, 2037	5.80%, redeemable beginning January 15, 2012, and on any good business day thereafter

December 27, 2006	$495,000	January 15, 2022	5.60%, redeemable beginning January 15, 2010, and on any good business day thereafter

January 26, 2007	$30,000,000	February 15, 2037	6.00%, redeemable beginning February 15, 2012, and on any good business day thereafter

January 31, 2007	$672,000	February 15, 2022	5.75%, redeemable beginning February 15, 2010, and on any good business day thereafter

February 7, 2007	$5,000,000	February 15, 2037	6.00%, redeemable beginning February 15, 2012, and on any good business day thereafter

February 7, 2007	$589,000	February 15, 2022	5.90%, redeemable beginning February 15, 2010, and on any good business day thereafter

February 14, 2007	$2,300,000	February 15, 2022	5.80%,redeemable beginning February 15, 2010, and on any good business day thereafter

February 14, 2007	$1,984,000	February 15, 2037	5.95%, redeemable beginning February 15, 2012, and on any good business day thereafter

February 21, 2007	$2,190,000	February 15, 2022	5.80%, redeemable beginning February 15, 2010, and on any good business day thereafter

February 23, 2007	$10,000,000	February 15, 2037	6.00%, redeemable beginning February 15, 2012, and on any good business day thereafter

February 28, 2007	$1,130,000	February 15, 2022	5.70%, redeemable beginning February 15, 2010, and on any good business day thereafter

February 28, 2007	$2,500,000	February 15, 2037	5.90%, redeemable beginning February 15, 2012, and on any good business day thereafter

March 7, 2007	$9,853,000	March 15, 2037	5.85%, redeemable beginning March 15, 2012, and on any good business day thereafter

March 7, 2007	$720,000	March 15, 2022	5.65%, redeemable beginning March 15, 2010, and on any good business day thereafter

March 14, 2007	$6,305,000	March 15, 2037	5.80%, redeemable beginning March 15, 2012, and on any good business day thereafter

March 14, 2007	$1,768,000	March 15, 2022	5.60%, redeemable beginning March 15, 2010, and on any good business day thereafter

March 21, 2007	$10,772,000	March 15, 2037	5.80%, redeemable beginning March 15, 2012, and on any good business day thereafter

March 21, 2007	$1,130,000	March 15, 2022	5.60%, redeemable beginning March 15, 2010, and on any good business day thereafter

March 28, 2007	$5,020,000	March 15, 2037	5.80%, redeemable beginning March 15, 2012, and on any good business day thereafter

March 28, 2007	$1,132,000	March 15, 2022	5.60%, redeemable beginning March 15, 2010, and on any good business day thereafter.

April 27, 2007	$10,000,000	May 15, 2037	5.90%, redeemable beginning May 15, 2012, and on any good business day thereafter

May 9, 2007	$100,000,000	May 15, 2037	6.00%, redeemable beginning May 15, 2012, and on any business day thereafter

May 25, 2007	$40,000,000	June 15, 2037	6.00%, redeemable beginning June 15, 2012, and on any business day thereafter

May 30, 2007	$1,670,000	June 15, 2022	5.80%, redeemable beginning June 15, 2010, and on any business day thereafter

June 6, 2007	$1,820,000	June 15, 2022	5.90%, redeemable beginning June 15, 2010, and on any business day thereafter

June 13, 2007	$1,362,000	June 15, 2022	5.95%, redeemable beginning June 15, 2010, and on any business day thereafter

June 15, 2007	$25,000,000	June 15, 2037	6.15%, redeemable beginning June 15, 2012, and on any business day thereafter

June 20, 2007	$2,553,000	June 15, 2022	6.10%, redeemable beginning June 15, 2010, and on any business day thereafter

June 21, 2007	$40,000,000	June 15, 2037	6.35%, redeemable beginning June 15, 2012, and on any business day thereafter

June 27, 2007	$855,000	July 15, 2022	6.10%, redeemable beginning July 15, 2010, and on any business day thereafter

June 27, 2007	$25,000,000	July 15, 2037	6.35%, redeemable beginning July 15, 2012, and on any business day thereafter

July 27, 2007	$10,000,000	August 15, 2037	6.35%, redeemable beginning August 15, 2012, and on any business day thereafter

July 27, 2007	$30,000,000	August 15, 2037	6.30%, redeemable beginning August 15, 2012, and on any business day thereafter

August 1, 2007	$4,135,000	August 15, 2022	6.05%, redeemable beginning August 15, 2012, and on any business day thereafter

August 8, 2007	$17,525,000	August 15, 2037	6.35%, redeemable beginning August 15, 2012, and on any business day thereafter

August 8, 2007	$3,525,000	August 15, 2022	6.05%, redeemable beginning August 15, 2010, and on any business day thereafter

August 15, 2007	$20,818,000	August 15, 2037	6.35%, redeemable beginning August 15, 2012, and on any business day thereafter

August 15, 2007	$4,145 ,000	August 15, 2022	6.05%, redeemable beginning August 15, 2010, and on any business day thereafter

August 22, 2007	$32,040,000	September 15, 2037	6.40%, redeemable beginning September 15, 2012, and on any business day thereafter

August 22, 2007	$1,339,000	September 15, 2022	6.10%, redeemable beginning September 15, 2010, and on any business day thereafter

August 29, 2007	$13,100,000	September 15, 2037	6.40%, redeemable beginning September 15, 2012, and on any business day thereafter

August 29, 2007	$2,922,000	September 15, 2022	6.10%, redeemable beginning September 15, 2010, and on any business day thereafter

September 5, 2007	$7,100,000	September 15, 2037	6.25%, redeemable beginning September 15, 2012, and on any business day thereafter

September 5, 2007	$263,000	September 15, 2022	6.95%, redeemable beginning September 15, 2010, and on any business day thereafter

September 12, 2007	$2,000,000	September 15, 2022	5.95%, redeemable beginning September 15, 2010, and on any business day thereafter

September 12, 2007	$11,000,000	September 15, 2037	6.25%, redeemable beginning September 15, 2012, and on any business day thereafter

September 21, 2007	$15,000,000	October 15 , 2037	6.10%, redeemable beginning October 15, 2012, and on any business day thereafter

September 26, 2007	$500,000	October 15, 2022	5.85%, redeemable beginning October 15, 2010, and on any business day thereafter

September 26, 2007	$6,300,000	October 15, 2037	6.15%, redeemable beginning October 15, 2012, and on any business day thereafter

October 26, 2007	$25,000,000	November 15, 2037	6.15%, redeemable beginning November 15, 2012, and on any business day thereafter

October 26, 2007	$20,000,000	November 15, 2037	6.05%, redeemable beginning November 15, 2012, and on any business day thereafter

October 31, 2007	$1,120,000	November 15, 2022	5.75%, redeemable beginning November 15, 2010, and on any business day thereafter

November 7, 2007	$15,000,000	November 15, 2037	6.05%, redeemable beginning November 15, 2012, and on any business day thereafter

November 7, 2007	$2,565,000	November 15, 2022	5.75%, redeemable beginning November 15, 2010, and on any business day thereafter

November 15, 2007	$25,000,000	November 15, 2037	6.15%, redeemable beginning November 15, 2012, and on any business day thereafter

November 16, 2007	$50,000,000	November 15, 2037	6.25%, redeemable beginning November 15, 2012, and on any business day thereafter

November 21, 2007	$14,000	December 15, 2022	5.875%, redeemable beginning December 15, 2010, and on any business day thereafter

November 21, 2007	$45,000,000	December 15, 2012	6.25%, redeemable beginning December 15, 2012, and on any business day thereafter

ADDITIONAL CAPITAL STOCK

The following replaces the sections of the Prospectus entitled “Description of Capital Stock—Preferred Stock” and “Description of Capital Stock—Depositary Shares” in order to reflect the issuance of the additional preferred stock and depositary shares described below following the date of the Prospectus:

Preferred Stock

We are authorized by our certificate of incorporation to issue, without further stockholder action, up to 200,000,000 shares of preferred stock, which may be issued from time to time in one or more series and, subject to the provisions of the certificate of incorporation applicable to all series of preferred stock, shall have such designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series, as shall be stated in the resolution or resolutions providing for the issuance thereof adopted by our board of directors or a duly authorized committee thereof. We may amend the certificate of incorporation to increase the number of authorized shares of preferred stock in a manner permitted by the certificate of incorporation and the Delaware General Corporation Law.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a “controlling influence” over JPMorgan Chase, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

As of the date of this prospectus supplement, we have issued and outstanding the following four series of preferred stock: (1) the Fixed-to-Floating-Rate Non-Cumulative Preferred Stock, Series I, (2) 6.15% Cumulative Preferred Stock, Series E, (3) the 5.72% Cumulative Preferred Stock, Series F and (4) the 5.49% Cumulative Preferred Stock, Series G.

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I

We have issued 600,000 shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, par value $1.00 per share, with a liquidation preference of $10,000 per share (the “Series I Preferred Stock”). Shares of the Series I Preferred Stock are represented by depositary shares, each representing a one-tenth interest in a share of preferred stock of the series.

Ranking. The Series I Preferred Stock ranks senior to our common stock, as well as any of our other stock that is expressly made junior to the Series I Preferred Stock, as to payment of dividends and distribution of assets upon our liquidation, dissolution, or winding up. The Series I Preferred Stock ranks pari passu with the 6.15% Cumulative Preferred Stock, Series E, the 5.72% Cumulative Preferred Stock, Series F and the 5.49% Cumulative Preferred Stock, Series G.

Dividends. Dividends on the Series I Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, from the date of issuance to, but excluding, April 30, 2018 at a rate of 7.90% per annum, payable semi-annually, in arrears, on April 30 and October 30 of each year, beginning on October 30, 2008. From and including April 30, 2018, dividends will be paid when, as, and if declared by our board of directors or such committee thereof at a floating rate equal to three-month LIBOR plus a spread of 3.47% per annum, payable quarterly, in arrears, on January 30, April 30, July 30 and October 30 of each year. Dividends on the Series I Preferred Stock are neither mandatory nor cumulative.

We may not declare or pay or set apart for payment full dividends on any series of preferred stock ranking, as to dividends, equally with or junior to the Series I Preferred Stock unless we have previously declared and paid or set apart for payment, or we contemporaneously declare and pay or set apart for payment, full dividends on the Series I Preferred Stock for the most recently completed dividend period. When dividends are not paid in full on the Series I Preferred Stock and any series of preferred stock ranking equally as to dividends, all dividends upon the Series I Preferred Stock and such equally ranking series will be declared and paid pro rata.

Unless we have paid or declared and set aside for payment full dividends on the Series I Preferred Stock for the most recently completed dividend period, we will not:

•	declare or make any dividend payment or distribution on any junior ranking stock, other than a dividend paid in junior ranking stock, or

•	redeem, purchase, otherwise acquire or set apart money for a sinking fund for the redemption of any junior or equally ranking stock, except by conversion into or exchange for junior ranking stock.

Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors or a duly authorized committee of our board, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series I Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series I Preferred Stock will not be entitled to participate in those dividends.

Rights Upon Liquidation. In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series I Preferred Stock will be entitled to receive liquidating distributions of $10,000 per share (equivalent of $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series I Preferred Stock. If we fail to pay in full all amounts payable with respect to the Series I Preferred Stock and any stock having the same rank as the Series I Preferred Stock, the holders of the Series I Preferred Stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of the Series I Preferred Stock and any stock having the same rank as the Series I Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other entity will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption. The Series I Preferred Stock may redeemed on any dividend payment date on or after April 30, 2018, in whole or in part, at a redemption price equal to $10,000 per share plus any declared and unpaid dividends.

Voting Rights. The Series I Preferred Stock has no voting rights except as provided below or as otherwise required by law.

Whenever dividends payable on the shares of Series I Preferred Stock have not been paid for three or more semi-annual or six or more quarterly dividend periods, whether or not consecutive, the authorized number of our directors will automatically be increased by two. The holders of the Series I Preferred Stock will have the right, with holders of any other equally ranked series of preferred stock that have similar voting rights and on which dividends likewise have not been paid, voting together as a class, to elect two directors to fill such newly created directorships at our next annual meeting of stockholders and at each of our subsequent annual meetings until full dividends have been paid on the Series I Preferred Stock for at least two semi-annual or four quarterly consecutive dividend periods, as applicable. At that point the right to elect directors terminates, and the terms of office of the two directors so elected will terminate immediately.

Holders of Series I Preferred Stock, together with holders of such other preferred stock entitled to elect preferred directors, voting together as a class, may remove and replace either of the directors they elected. If the office of either such director becomes vacant for any reason other than removal, the remaining director may choose a successor who will hold office for the unexpired term of the vacant office.

We will not, without the vote of the holders of at least 66  2/3% in voting power of the Series I Preferred Stock together with any preferred stock entitled to vote thereon voting as a class,

•

authorize, create or issue any of our capital stock ranking, as to dividends or upon liquidation, dissolution or winding up, senior to the Series I Preferred Stock, or reclassify any of our authorized capital stock into any such shares of such capital stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•

amend, alter or repeal the certificate of designations for the Series I Preferred Stock, or our certificate of incorporation, whether by merger, consolidation or otherwise, in a way that adversely affects the powers, preferences or special rights of the Series I Preferred Stock.

Any

•	increase in the amount of authorized common or preferred stock; or

•	increase or decrease in the number of shares of any series of preferred stock; or

•	authorization, creation and issuance of other classes or series of stock;

in each case ranking equally with or junior to the Series I Preferred Stock will not be deemed to adversely affect such powers, preferences or special rights.

Each share of Series I Preferred Stock will have one vote (equivalent to 1/10th of a vote per depositary share) whenever it is entitled to voting rights.

“Mirror” Preferred Stock

On May 30, 2008, we completed the acquisition of The Bear Stearns Companies Inc. (“Bear Stearns”), and now hold 100% of its common stock. In an effort to simplify our capital structure and that of our subsidiaries and for corporate reorganizational and other planning purposes, on July 15, 2008, each share of Bear Stearns’ 6.15% Cumulative Preferred Stock, Series E, 5.72% Cumulative Preferred Stock, Series F and 5.49% Cumulative Preferred Stock, Series G (collectively, the “Bear Stearns Preferred Stock”) was converted into a newly issued share of our preferred stock having substantially identical terms to the corresponding series of Bear Stearns Preferred Stock (such newly issued stock, collectively, the “Mirror Preferred Stock”).

The Mirror Preferred Stock comprises three series of preferred stock, $1.00 par value: the 6.15% Cumulative Preferred Stock, Series E (“Series E Mirror Preferred”), the 5.72% Cumulative Preferred Stock, Series F (“Series F Mirror Preferred”) and the 5.49% Cumulative Preferred Stock, Series G (“Series G Mirror Preferred). We have issued 818,113 shares of Series E Mirror Preferred, 428,825 shares of Series F Mirror Preferred and 511,169 shares of Series G Mirror Preferred. Each series of Mirror Preferred Stock has a liquidation preference of $200 per share. Shares of Mirror Preferred Stock are represented by depositary shares, each representing a one-fourth interest in a share of preferred stock of the applicable series.

General. Each series of Mirror Preferred Stock on the date of original issue ranked on a parity as to payment of dividends and distribution of assets upon our dissolution, liquidation or winding up with each other outstanding series of Mirror Preferred Stock and each other currently outstanding series of preferred stock, including the Series I Preferred Stock. Each series of Mirror Preferred Stock ranks prior to our common stock. No shares of any series of Mirror Preferred Stock are convertible into common stock.

Dividends and Distributions

Series E Mirror Preferred. The holders of shares of the Series E Mirror Preferred, in preference to the holders of shares of common stock and any other capital stock ranking junior to such preferred stock as to the payment of dividends shall be entitled to receive, when, as and if declared by the board of directors out of our net profits or net assets legally available for the payment of dividends, cumulative cash dividends in the amount of $12.30 per annum, and no more, in equal quarterly payments on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2008 (for the period from July 15, 2008 through October 14, 2008). Dividends will be payable to the holders of record at the close of business on such date, no less than 15 days nor more than 60 days prior to a dividend payment date, as may be determined by the board of directors or a duly authorized committee thereof.

Series F Mirror Preferred. The holders of shares of the Series F Mirror Preferred, in preference to the holders of shares of common stock and any other capital stock ranking junior to such preferred stock as to the payment of dividends shall be entitled to receive, when, as and if declared by the board of directors out of our net profits or net assets legally available for the payment of dividends, cumulative cash dividends in the amount of $11.44 per annum, and no more, in equal quarterly payments on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2008 (for the period from July 15, 2008 through October 14, 2008). Dividends will be payable to the holders of record at the close of business on such date, no less than 15 days nor more than 60 days prior to a dividend payment date, as may be determined by the board of directors or a duly authorized committee thereof.

Series G Mirror Preferred. The holders of shares of the Series G Mirror Preferred, in preferences to the holders of shares of common stock and any other capital stock ranking junior to such preferred stock as to the payment of dividends shall be entitled to receive, when, as and if declared by the board of directors out of our net profits or net assets legally available for the payment of dividends, cumulative cash dividends in the amount of $10.98 per annum, in equal quarterly payments on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2008 (for the period from July 15, 2008 through October 14, 2008). Dividends will be payable to the holders of record at the close of business on such date, no less than 15 days nor more than 60 days prior to a dividend payment date, as may be determined by the board of directors or a duly authorized committee thereof.

Dividends payable on each series of Mirror Preferred Stock began to accrue and are cumulative from July 15, 2008. The amount of dividends payable for any period shorter than a full quarterly dividend period will be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends will not bear interest. Dividends paid on the shares of each series of Mirror Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

Whenever quarterly dividends payable on shares of a series of Mirror Preferred Stock are in arrears, thereafter and until all accrued but unpaid dividends, whether or not declared, on the outstanding shares of such series of Mirror Preferred Stock have been paid in full or declared and set apart for payment, we will not: (i) declare or pay dividends, or make any other distribution, on any shares of common stock or other capital stock ranking junior (either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up) to such series of Mirror Preferred Stock (“Junior Stock”), other than dividends or distributions payable in Junior Stock; (ii) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking on a parity (either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up) with such series of Mirror Preferred Stock (“Parity Stock”), other than dividends or distributions payable in Junior Stock, and other than dividends paid ratably on such series of Mirror Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration any shares of Junior Stock, provided that we may at any time redeem, purchase or otherwise acquire any shares of Junior Stock in exchange for shares of Junior Stock; or (iv) redeem or purchase or otherwise acquire for consideration any shares of such series of Mirror Preferred Stock or Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

Liquidation Rights. Upon any liquidation, dissolution or winding up of us, no distribution will be made (i) to the holders of shares of Junior Stock, unless, prior thereto, the holders of shares of each series of Mirror Preferred Stock shall have received $200 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Mirror Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

Neither the consolidation, merger or other business combination of us with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Company will be deemed to be a liquidation, dissolution or winding up of us.

Redemption

Series E Mirror Preferred. We, at our option, may redeem shares of the Series E Mirror Preferred, as a whole or in part, at any time or from time to time, at a price of $200 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date fixed for redemption.

Series F Mirror Preferred. We, at our option, may redeem shares of the Series F Mirror Preferred, as a whole or in part, at any time or from time to time, at a price of $200 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date fixed for redemption.

Series G Mirror Preferred. We may not redeem the shares of the Series G Mirror Preferred prior to July 15, 2008. We, at our option, may redeem shares of Series G Preferred, as a whole or in part, at any time or from time to time on or after July 15, 2008, at a price of $200 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date fixed for redemption.

Voting Rights. Holders of Mirror Preferred Stock have no voting rights except as set forth below or as otherwise from time to time required by law.

Whenever dividends payable on the shares of any series of Mirror Preferred Stock or any other class or series of stock ranking on a parity with such series of Mirror Preferred Stock with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or more, the holders of outstanding shares of such series of Mirror Preferred Stock (voting together as a class with all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) (collectively, the “Defaulted preferred stock”) shall have the right to vote for the election of two additional directors (the “Special Election Right”) at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such series of Mirror Preferred Stock have been fully paid or set apart for payment. The term of office of all directors elected by the holders of shares of such series of Mirror Preferred Stock shall terminate immediately upon the termination of the right of the holders of such series of Mirror Preferred Stock to vote for directors. Whenever the shares of such series of Mirror Preferred Stock become entitled to vote, each holder of such series of Mirror Preferred Stock will have one vote for each share held.

The Special Election Right also may be exercised at any special meeting of the holders of the Defaulted preferred stock called for that purpose or at any adjournment thereof, or by the written consent, delivered to our Corporate Secretary, of the holders of a majority of all outstanding shares of Defaulted preferred stock. So long as the Special Election Right continues, our Corporate Secretary may call, and within 30 days after delivery to the Corporate Secretary at our principal office of a written request from the holders of a majority of the outstanding shares of Defaulted preferred stock, the Corporate Secretary will be required to call, a special meeting of the holders of such shares for the purpose of exercising the Special Election Right; provided, however, that no such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof.

If a vacancy occurs among the directors elected by the holders of the Defaulted preferred stock as a class, the remaining director who has been so elected may appoint a successor to hold office for the unexpired portion of the term of the director whose place is vacant. If both directors so elected cease to serve as directors before their terms expire, the holders of the Defaulted preferred stock then outstanding and entitled to vote for such directors may, by written consent as described above, or at a special meeting of such holders called as described above, elect successors, to hold office for the unexpired portion of the terms of the directors whose places are vacant.

So long as any shares of any series of Mirror Preferred Stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of such series of Mirror Preferred Stock outstanding at the time (voting together as a class with all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable), (i) issue or increase the authorized amount of any class or series ranking senior to such series of Mirror Preferred Stock as to dividends or upon liquidation, dissolution or winding up, or (ii) amend, alter or repeal the provisions of our certificate of incorporation or the resolutions contained in the certificate of designations relating to such mirror preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the shares of such series of Mirror Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized common stock or authorized preferred stock, any increase or decrease in the number of shares of any series of preferred stock or the creation and issuance of common stock or other series of preferred stock, in each case ranking on a parity with or junior to the shares of such series of Mirror Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of such series of Mirror Preferred Stock.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Mirror Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such a redemption.

Depositary Shares

We have issued depositary shares representing proportional fractional interests in shares of the Series I Preferred Stock (“Series I Depositary Shares”) and of the Mirror Preferred Stock (“Mirror Depositary Shares”).

Series I Depositary Shares

Each Series I Depositary Share represents a one-tenth interest in a share of the Series I Preferred Stock, and is evidenced by depositary receipts. We have deposited the underlying shares of the Series I Preferred Stock with a depository pursuant to a deposit agreement among us, Mellon Investor Services LLC, acting as depository, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the Series I Depositary Shares are entitled to all the rights and preferences of the Series I Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Series I Preferred Stock those Series I Depositary Shares represent.

In this prospectus supplement, references to “holders” of Series I Depositary Shares mean those who have Series I Depositary Shares registered in their own names on the books maintained by the depository and not indirect holders who own beneficial interests in Series I Depositary Shares registered in the street name of, or issued in book-entry form through, The Depository Trust Company, or “DTC.”

Dividends and Other Distributions. Each dividend payable on a Series I Depositary Share will be in an amount equal to one-tenth of the dividend declared and payable on the related share of the Series I Preferred Stock.

The depository will distribute all dividends and other cash distributions received on the Series I Preferred Stock to the holders of record of the depositary receipts in proportion to the number of Series I Depositary Shares held by each holder. In the event of a distribution other than in cash, the depository will distribute property received by it to the holders of record of the depositary receipts as nearly as practicable in proportion to the number of Series I Depositary Shares held by each holder, unless the depository determines that this distribution is not feasible, in which case the depository may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

Record dates for the payment of dividends and other matters relating to the Series I Depositary Shares will be the same as the corresponding record dates for the related shares of Series I Preferred Stock.

The amount paid as dividends or otherwise distributable by the depository with respect to the depositary shares or the underlying Series I Preferred Stock will be reduced by any amounts required to be withheld by us or the depository on account of taxes or other governmental charges. The depository may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any Series I Depositary Shares or the shares of the Series I Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares. If we redeem the Series I Preferred Stock, in whole or in part, Series I Depositary Shares also will be redeemed with the proceeds received by the depository from the redemption of the Series I Preferred Stock held by the depository. The redemption price per Series I Depositary Share will be one-tenth of the redemption price per share payable with respect to the Series I Preferred Stock, plus any declared and unpaid dividends, without accumulation of undeclared dividends.

If we redeem shares of the Series I Preferred Stock held by the depository, the depository will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Series I Preferred Stock so redeemed. If we redeem less than all of the outstanding Series I Depositary Shares, the depository will select by lot or pro rata as may be determined by the depository to be equitable, those Series I Depositary Shares to be redeemed. The depository will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series I Preferred Stock and the related Series I Depositary Shares.

Voting the Preferred Stock. Because each Series I Depositary Share represents a one-tenth interest in a share of the Series I Preferred Stock, holders of depositary receipts will be entitled to one-tenth of a vote per Series I Depositary Share under those limited circumstances in which holders of the Series I Preferred Stock are entitled to a vote.

When the depository receives notice of any meeting at which the holders of the Series I Preferred Stock are entitled to vote, the depository will mail the information contained in the notice to the record holders of the Series I Depositary Shares relating to the Series I Preferred Stock. Each record holder of the Series I Depositary Shares on the record date, which will be the same date as the record date for the Series I Preferred Stock, may instruct the depository to vote the amount of the Series I Preferred Stock represented by the holder’s Series I Depositary Shares. To the extent practicable, the depository will vote the amount of the Series I Preferred Stock represented by Series I Depositary Shares in accordance with the instructions it receives. We will agree to take all actions that the depository determines are necessary to enable the depository to vote as instructed. If the depository does not receive specific instructions from the holders of any Series I Depositary Shares representing the Series I Preferred Stock, it will abstain from voting with respect to such shares.

Withdrawal of Preferred Stock. Underlying shares of Series I Preferred Stock may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the depositary’s office and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of shares of Series I Preferred Stock represented by such Series I Depositary Shares. Only whole shares of Series I Preferred Stock may be withdrawn; if a holder holds an amount other than a whole multiple of 10 Series I Depositary Shares, the depositary will deliver along with the withdrawn shares of Series I Preferred Stock a new depositary receipt evidencing the excess number of Series I Depositary Shares. Holders of withdrawn shares of Series I Preferred Stock will not be entitled to redeposit such shares or to receive Series I Depositary Shares.

Form and Notices. The Series I Preferred Stock is issued in registered form to the depository, and the Series I Depositary Shares are issued in book-entry only form through DTC. The depository will forward to the holders of Series I Depositary Shares all reports, notices, and communications from us that are delivered to the depository and that we are required to furnish to the holders of the Series I Preferred Stock.

Mirror Depositary Shares

Each Mirror Depositary Share represents a one-fourth interest in a share of the Series E Mirror Preferred, Series F Mirror Preferred or Series G Mirror Preferred, as applicable. We have deposited the underlying shares of the Mirror Preferred Stock with a depositary pursuant to deposit agreements among us, Chase Mellon Shareholder Services L.L.C., acting as depositary, and the holders from time to time of the depositary receipts. Each owner of a Mirror Depositary Share is entitled, in proportion to the applicable fractional interest in a share of Mirror Preferred Stock underlying such Mirror Depositary Share, to all the rights and preferences of the fractional share of Mirror Preferred Stock underlying such Mirror Depositary Share (including dividend, voting, redemption and liquidation rights).

Dividends and Other Distributions. The depositary will distribute to the holders of depositary receipts evidencing Mirror Depositary Shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of Mirror Preferred Stock in proportion to their respective holdings of the Mirror Depositary Shares on the relevant record date. However, the depositary will distribute only the amount that can be distributed without attributing to any holder of Mirror Depositary Shares a fraction of one cent, and any balance not so distributed will be held by the depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depositary for distribution to holders of depositary receipts then outstanding.

If we distribute property other than cash in respect of shares of Mirror Preferred Stock deposited under a deposit agreement, the depositary will distribute the property received by it to the record holders of depositary receipts evidencing the Mirror Depositary Shares relating to those shares of Mirror Preferred Stock, in proportion, as nearly as may be practicable, to their respective holdings of the Mirror Depositary Shares on the relevant record date, unless the depositary determines that it is not feasible to make such a distribution, in which case the depositary may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

Each deposit agreement also contains provisions relating to the manner in which any subscription or similar right offered by us to holders of the Mirror Preferred Stock deposited under such deposit agreement will be made available to holders of Mirror Depositary Shares.

Redemption of Depositary Shares. If the shares of Mirror Preferred Stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the Mirror

Depositary Shares relating to those deposited shares will be redeemed from the proceeds received by the depositary as a result of the redemption. Whenever we redeem shares of Mirror Preferred Stock held by a depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of Mirror Preferred Stock so redeemed. The depositary will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the Mirror Depositary Shares to be so redeemed. The redemption price per Mirror Depositary Share will be equal to the applicable fraction of the per share redemption price of the Mirror Preferred Stock underlying such Mirror Depositary Share. If less than all the Mirror Depositary Shares are to be redeemed, the Mirror Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

If notice of redemption shall have been given as described above, from and after the date fixed for redemption, unless we shall have failed to redeem the shares of Mirror Preferred Stock so called for redemption, the Mirror Depositary Shares so called for redemption will no longer be deemed to be outstanding, and all rights of the holders of such Mirror Depositary Shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of such Mirror Depositary Shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing such Mirror Depositary Shares.

Voting Rights. As soon as practicable after receipt of notice of any meeting at which the holders of shares of Mirror Preferred Stock deposited under a deposit agreement are entitled to vote, the depositary will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the Mirror Depositary Shares relating to such Mirror Preferred Stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depositary as to the exercise of the voting rights of the Mirror Preferred Stock represented by such holder’s Mirror Depositary Shares. The depositary will endeavor, insofar as practicable, to vote the Mirror Preferred Stock represented by those Mirror Depositary Shares in accordance with the holder’s instructions, and we will agree to take all action deemed necessary by the depositary to enable the depositary to do so. The depositary will abstain from voting shares of Mirror Preferred Stock deposited under a deposit agreement as to which it has not received specific instructions from the holders of the Mirror Depositary Shares representing those shares.

Withdrawal of Stock. Upon surrender of depositary receipts at the principal office of the depositary (unless the Mirror Depositary Shares evidenced thereby have previously been called for redemption), and subject to the terms of the related deposit agreement, the owner of the Mirror Depositary Shares evidenced thereby shall be entitled to delivery of whole shares of Mirror Preferred Stock and all money and other property, if any, represented by those Mirror Depositary Shares. Fractional shares of Mirror Preferred Stock will not be delivered. If the depositary receipts surrendered by the holder evidence Mirror Depositary Shares in excess of those representing the number of whole shares of Mirror Preferred Stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the Mirror Depositary Shares. Holders of shares of Mirror Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive Mirror Depositary Shares therefor. We do not expect that there will be any public trading market for the Mirror Preferred Stock, except as represented by Mirror Depositary Shares.

Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing any Mirror Depositary Shares and any provision of a deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of Mirror Depositary Shares will not be effective unless and until approved by the holders of at least a majority of the Mirror Depositary Shares then outstanding under that deposit agreement. Each deposit agreement provides that each holder of Mirror Depositary Shares who continues to hold those Mirror Depositary Shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound thereby. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the related deposit agreement, of any holder of any Mirror Depositary Shares to surrender the depositary receipt evidencing those Mirror Depositary Shares to the depositary together with instructions to deliver to the holder the whole shares of Mirror Preferred Stock represented by the surrendered Mirror Depositary Shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by the Company or the depositary only if (i) all outstanding Mirror Depositary Shares issued thereunder have been redeemed or (ii) there has been a final distribution in respect of the Mirror Preferred Stock relating to those Mirror Depositary Shares in connection with any liquidation, dissolution or winding up of us and the amount received by the depositary as a result of that distribution has been distributed by the depositary to the holders of those Mirror Depositary Shares.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depositary in connection with the initial deposit of Mirror Preferred Stock and the initial issuance of the relevant Mirror Depositary Shares and any redemption of such Mirror Preferred Stock. Holders of Mirror Depositary Shares will pay any other taxes and charges incurred for their accounts as are provided in the relevant deposit agreement.

Miscellaneous. Each depositary will forward to the holders of Mirror Depositary Shares issued by that depositary all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Mirror Preferred Stock held by the depositary. In addition, the depositary will make available for inspection by the holders of those Mirror Depositary Shares, at its principal office and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by the depositary as the holder of Mirror Preferred Stock.

Neither the depositary nor we will assume any obligation or will be subject to any liability under a deposit agreement to holders of the Mirror Depositary Shares other than for our negligence or willful misconduct. Neither the depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under a deposit agreement. Our obligations and those of the depositary under a deposit agreement are limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any Mirror Depositary Shares or Mirror Preferred Stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by persons presenting Mirror Preferred Stock for deposit, holders of Mirror Depositary Shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.